UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

Integra Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 SE Third Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-461-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2008, the Board of Directors of Integra Bank Corporation ("Integra") adopted a resolution increasing the size of the Board of Directors and appointed Robert L. Goocher to fill the vacancy and serve as a director for a term expiring at the 2009 annual meeting of shareholders. There are no arrangements or understandings between Mr. Goocher and any other persons pursuant to which he was selected as a director, and there are no reportable transactions under Item 401(a) of Regulation S-K.

Mr. Goocher is 58 years old. He has been the Vice President and Treasurer of Vectren Corporation, an energy holding company, since 2002.

Mr. Goocher has been appointed to Integra's Audit Committee and ALCO and Finance Committee. The Board of Directors has determined that Mr. Goocher is "independent" in accordance with the listing standards of Nasdaq Global Market and the rules promulgated by the Securities and Exchange Commission, and otherwise meets the applicable criteria for audit committee members.

The Company's current compensation for non-employee directors consists of a cash retainer and a grant of restricted stock at the annual meeting of shareholders. Each non-employee director serving on the Board of Directors on the day following the annual meeting of shareholders of the Company is granted an award of restricted shares having a market value of $12,000. Each non-employee director also receives a cash retainer of $12,000 payable in four quarterly payments. Non-employee directors also receive a $900 cash fee for each Board of Directors meeting of the Company attended and a $600 cash fee for each committee meeting attended.

Since Mr. Goocher was not eligible to receive the restricted stock grant made to non-employee directors on April 16, 2008, on June 18, 2008, the Compensation Committee granted an award of restricted shares under the Company's 2007 Equity Incentive Plan to Mr. Goocher having a market value of $7,000, determined as of the close of trading June 18, 2008. Mr. Goocher will receive a pro-rated cash retainer of $1,000 for the second quarter of 2008.

A copy of the press release issued by the Company on June 18, 2008, announcing the appointment of Mr. Goocher as director is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 18, 2008, the Company issued a press release announcing that the Board of Directors declared a quarterly cash dividend in the amount of eighteen cents ($0.18) per share payable on or about July 7, 2008, to shareholders of record at the close of business on June 30, 2008.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated June 18, 2008, issued by the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra Bank Corporation

June 18, 2008	By:	Martin M. Zorn

Name: Martin M. Zorn
Title: Chief Financial Officer, Executive Vice President - Finance and Risk

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 18, 2008